As filed with the Securities andExchange Commission on April 13, 2004

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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JLG INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	25-1199382
(State or Other Jurisdiction of Incorporation or	(IRS Employer
Organization)	Identification No.)

1 JLG Drive
McConnellsburg, Pennsylvania 17233
(Address of Principal Executive Offices) (Zip Code)

________________

JLG Industries, Inc. Long Term Incentive Plan
(Full Title of the Plan)

________________

Copies To:

Thomas D. Singer, Esq.	W. Andrew Jack, Esq.
Senior Vice President, General Counsel and	Covington & Burling
Secretary	1201 Pennsylvania Avenue, N.W.
JLG Industries, Inc.	Washington, D.C. 20004
1 JLG Drive	(202) 662-6000
McConnellsburg, PA, 17233-9533
(717) 485-5161
________________

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed	Proposed
of Securities	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Registration Fee

Common Stock, par value $0.20 per share, and related Common Stock Purchase Rights (3)	8,508,816 shares	$14.73	$125,334,859.68	$15,879.93

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “1933 Act”), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock of JLG Industries, Inc.

(2)	Calculated in accordance with Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices per share of Common Stock on April 8, 2004, as reported by the New York Stock Exchange.

(3)	No separate consideration will be received for the Common Stock Purchase Rights, which initially will trade together with the Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the 1933 Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     JLG Industries, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

1.	The Company’s Annual Report on Form 10-K/A for the fiscal year ended July 31, 2003;

2.	The Company’s Quarterly Reports on Form 10-Q/A for the period ended October 31, 2003 and on Form 10-Q for the period ended January 31, 2004;

3.	Current Reports on Form 8-K (excluding any information furnished in such current reports pursuant to Item 9 or Item 12, or otherwise identified as “Item 12 Disclosure” whether or not referenced in Item 5 or Item 7 (c)), filed with the SEC on August 15, 2003, September 23, 2003, October 14, 2003, November 20, 2003, January 15, 2004, February 18, 2004, February 27, 2004, March 16, 2004, March 16, 2004, and March 29, 2004, respectively; and

4.	The description of the Common Stock contained in Company’s Registration Statement on Form 8-A, filed with the Commission on September 5, 1996, pursuant to Section 12 of the Securities Act of 1934, as amended (the “1934 Act”) and the Company’s Registration Statement on Form 8-A12B, filed with the Commission on May 31, 2000, pursuant to Section 12 of the 1934 Act.

     In addition, all documents and reports (excluding any information furnished in current reports on Form 8-K pursuant to Item 9 or Item 12, whether or not referenced in Item 7 (c)) filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents or reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     To the extent that any current report or proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such current report or proxy statement, as applicable, which is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the 1934 Act.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 1741 of the Associations Code of the Commonwealth of Pennsylvania (the “Associations Code”) provides that the Company may indemnify a director or officer against his or her expenses and, other than in an action by or in the right of the Company, judgments, fines and amounts paid in settlement in connection with any action or proceeding involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reason to believe his or her conduct was unlawful. Section 1742 of the Associations Code provides that in a derivative action, no indemnification shall be made with respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the Company unless and only to the extent that the appropriate court of the Commonwealth of Pennsylvania shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, the Company is required, pursuant to Associations Code Section 1743, to indemnify its directors and officers against expenses actually and reasonably incurred to the extent that such directors or officers have been successful on the merits or otherwise in any third party or derivative action or proceedings or in the defense of any claim, issue or matter therein. Furthermore, Section 1747 of the Associations Code declares that a corporation’s purchase of indemnification insurance for officers or directors is consistent with the public policy of the Commonwealth of Pennsylvania.

     The Company’s By-Laws and Articles of Incorporation relating to the limitation of the personal liability of the Company’s directors and officers for monetary damages and to the indemnification of the Company’s directors and officers (1) limit the personal liability of a director or officer for monetary damages for any act or omission unless the director or officer has breached or failed to perform the duties of his office as required under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, and (2) require the Company to indemnify directors, officers and employees for liability or expenses incurred in such capacity, except if the person’s conduct was determined to constitute self-dealing, willful misconduct or recklessness.

     Pursuant to policies of directors’ and officers’ liability and corporation reimbursement insurance, the Company’s officers and directors are insured, subject to the limits, deductibles, exceptions and other items and conditions of such policies, against liability for an actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted while acting in their capacities as directors or officers of the Company.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1	Rights Agreement, dated as of May 24, 2000 between the Company and American Stock Transfer and Trust Company, which appears as Exhibit 1 to the Company’s Form 8-A12B (File No. 1-12123 — filed May 31, 2000), is hereby incorporated by reference.
5.1	Opinion of Covington & Burling regarding legality of Common Stock
15	Letter regarding unaudited interim financial information from Ernst & Young LLP (Baltimore, Maryland)
23.1	Consent of Ernst & Young LLP (Baltimore, Maryland)
23.2	Consent of Ernst & Young LLP (Boston, Massachusetts)
23.3	Consent of Covington & Burling (included in Exhibit 5.1)
24.1	Powers of Attorney for the directors and the Principal Accounting Officer of JLG Industries, Inc. (included on signature pages hereto)

Item 9. Undertakings

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McConnellsburg, Commonwealth of Pennsylvania, on this 13th day of April, 2004.

JLG INDUSTRIES, INC.

By:	/s/ William M. Lasky

William M. Lasky
Chairman of the Board,
President and Chief Executive Officer

     Each person whose signature appears below does hereby constitute and appoint William M. Lasky, James H. Woodward, Jr. and Thomas D. Singer, and each of them, the lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution and resubstitution, with full power and authority to execute a Registration Statement on Form S-8 (“Registration Statement”) for the registration of 8,508,816 shares of JLG Industries, Inc. common stock, par value $.20 per share (“JLG Common Stock”), to be issued under the JLG Industries, Inc. Long Term Incentive Plan, and to do any and all other acts and things and to execute any and all other instruments that said attorneys and agents, or any one of them, determine may be necessary, advisable or required to enable the corporation to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission thereunder, and with the related securities laws of any state or other jurisdiction, in connection with the registration of said shares of JLG Common Stock. Without limiting the generality of the foregoing, the powers and authority granted include the power and authority to sign, on behalf of the undersigned, the Registration Statement, any and all amendments, both pre-effective and post-effective, and supplements to the Registration Statement, and any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed on the 13th day of April, 2004, by the following persons in the capacities indicated.

Signature	Title

/s/ William M. Lasky William M. Lasky	President, Chief Executive Officer and Chairman of the Board

/s/ James H. Woodward, Jr. James H. Woodward, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John W. Cook John W. Cook	Principal Accounting Officer

/s/ Roy V. Armes Roy V. Armes	Director

/s/ George R. Kempton George R. Kempton	Director

/s/ James A. Mezera James A. Mezera	Director

/s/ David L. Pugh David L. Pugh	Director

Signature	Title

/s/ Stephen Rabinowitz Stephen Rabinowitz	Director

/s/ Raymond C. Stark Raymond C. Stark	Director

/s/ Thomas C. Wajnert Thomas C. Wajnert	Director

/s/ Charles O. Wood, III Charles O. Wood, III	Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has duly caused this Registration Statement to be signed by the JLG Industries, Inc. Long Term Incentive Plan, hereunto duly authorized, in the City of McConnellsburg, Commonwealth of Pennsylvania, on the 13th day of April, 2004.

JLG INDUSTRIES, INC. LONG TERM INCENTIVE PLAN

By:	/s/ Thomas D. Singer

Thomas D. Singer
Secretary of JLG Industries, Inc.